                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Amoco Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement  number,
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

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
APRIL 25, 1995
AND PROXY STATEMENT

Amoco Corporation
March 13, 1995

__________________________________

Amoco Corporation
200 E. Randolph Drive
Chicago, IL 60601

March 13, 1995

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 1995

To the Shareholders of Amoco Corporation:

Amoco Corporation's Annual Meeting of Shareholders will be held in the Arthur Rubloff Auditorium of The Art Institute of Chicago, Columbus Drive and East Monroe Street (east entrance), in Chicago, Illinois, at 9:30 a.m. Chicago time, on Tuesday, April 25, 1995, to consider and vote upon:

The election of four directors, each for a three-year term;

The appointment of Price Waterhouse LLP as independent accountants for 1995; and

Other business that may properly be brought before the meeting, as described in the accompanying Proxy Statement.

Shareholders of record at the close of business on February 15, 1995, will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

Documentation of share ownership will be required for admission to the meeting.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. TO VOTE BY PROXY YOU MUST RETURN YOUR SIGNED PROXY. THANK YOU FOR RESPONDING PROMPTLY AND SAVING YOUR CORPORATION THE EXPENSE OF A SECOND MAILING.


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

PROXY STATEMENT

VOTING AND PROXY

The enclosed proxy is being solicited by the Board of Directors of Amoco Corporation and will be voted at the Annual Meeting of Shareholders on April 25, 1995, unless revoked prior to the voting thereof by filing with the Corporate Secretary an instrument revoking it, by executing a later-dated proxy, or by voting in person by ballot at the meeting.

The solicitation of proxies will be by mail and the cost will be borne directly by the Corporation. D.F. King & Co., Inc., has been retained by the Corporation to solicit proxies from banks, brokers, nominees, and other institutional holders for a fee of $13,200 plus reimbursement of out-of-pocket expenses. Additionally, officers and other Corporation employees may solicit proxies by telephone, telegram, or in person. Upon request the Corporation will reimburse banks, brokers, nominees, and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Corporation's stock.

It is Amoco's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law or is expressly requested by a shareholder, where shareholders write comments on their proxy forms, and in limited circumstances such as a proxy solicitation not approved and recommended by the Board of Directors. The Inspectors of Election and the tabulators of all proxies, ballots, and voting records that identify shareholders are independent and not employees of the Corporation.

As of February 15, 1995, the record date for this Annual Meeting, there were 496,348,849 shares of Amoco Corporation common stock outstanding. At the Annual Meeting each shareholder of record at the close of business on the record date will be entitled to one vote for each share registered in that shareholder's name. Any person acquiring title to stock after that date will be entitled to one vote for each full share for which a proxy has been received by such person from the shareholder of record.

The election of directors is decided by a plurality of the votes cast by the shares entitled to vote in the election. Action on a matter other than the election of directors is approved if the number of shares cast "for" the proposal exceeds the number of shares cast "against" the proposal. "Abstain" votes and "broker non-votes" are not included in determining the outcomes of matters being acted upon. They are used only for determining a meeting quorum, which is defined as a majority of the shares of Amoco Corporation common stock which were outstanding as of February 15, 1995, whether represented in person or by proxy at the meeting.

As of February 15, 1995, State Street Bank and Trust Company of Boston, Massachusetts, held of record 36,051,925 shares (7.26 percent of Amoco's outstanding shares) as trustee under the Amoco Employee Savings Plan and as trustee under the Amoco Performance Share Plan. State Street Bank will have the power at the Annual Meeting to vote any of such shares for which plan participants do not give timely voting directions.

A copy of the Corporation's Annual Report for 1994 has been mailed to each shareholder's address of record.


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

ELECTION OF DIRECTORS

The Articles of Incorporation provide for the classification of the Board of Directors into three classes of membership with terms expiring on different Annual Meeting dates. Approximately one-third of the members of the Board of Directors are nominated each year to serve for a term of three years, or such lesser term as is consistent with the class. Under the Board of Directors retirement policy, employee directors retire at age 65, and non-employee directors retire as of the next Annual Meeting held after the director reaches age 70.

The Board of Directors at its meeting held January 24, 1995, selected the following four nominees recommended by the Nominating Committee for election as directors at the Annual Meeting for three-year terms expiring on the date of the Annual Meeting in 1998 and until their successors are elected and qualified:
Ruth S. Block, John H. Bryan, Walter E. Massey, and Michael H. Wilson. All are current directors of Amoco. Patrick J. Early has announced his intention to retire from the Corporation and the Board as of April 1, 1995, and concurrent with that retirement the number of Board members will be reduced to thirteen.

It is intended that proxies will be voted to elect as directors the four nominees named above. The Board has been informed that all nominees are willing to serve as directors, but if any nominee is unable or declines to serve, an event the Board does not expect, proxies will be voted for the election of a substitute nominee or the Board will reduce the number of directorships.

A short biography follows of each nominee for election as director and of each current director as of the date of this Proxy Statement.

NOMINEES FOR DIRECTOR

RUTH S. BLOCK

Age 64, Director's Term Expiring 1995

Executive Vice President and Chief Insurance Officer (Retired), The Equitable Companies, New York, NY (Insurance and financial services)

Mrs. Block, a director of Amoco Corporation since 1986, was executive vice president and chief insurance officer of Equitable until her retirement in 1987. She joined Equitable in 1952, was elected vice president in 1973, senior vice president in 1977, and executive vice president in 1980. Mrs. Block served as chairman and chief executive officer of the Equitable Variable Life Insurance Company from 1980 to 1984. She is a director of Ecolab, Inc., 37 Alliance Capital Mutual Funds, and St. Luke's Community Services. She is a member of Business Executives for National Security, Committee of 200, and the Women's Forum.

JOHN H. BRYAN

Age 58, Director's Term Expiring 1995

Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, IL (Global manufacturer and marketer of brand name products)

Mr. Bryan, a director of Amoco Corporation since 1982, is chairman of the board and chief executive officer of Sara Lee Corporation. Mr. Bryan was elected president of Sara Lee Corporation


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

in 1974 and chairman in 1976. He is a director of First Chicago Corporation, The First National Bank of Chicago, and General Motors Corporation. He is also a director of the Grocery Manufacturers of America and a member of The Business Roundtable and The Business Council. Mr. Bryan serves as vice chairman and a trustee of The Art Institute of Chicago and as a trustee of the University of Chicago and of Rush-Presbyterian-St. Luke's Medical Center. He is also chairman of Catalyst.

WALTER E. MASSEY

Age 56, Director's Term Expiring 1995

Provost and Senior Vice President - Academic Affairs for The University of California System, Oakland, CA

Dr. Massey resumed his position on Amoco's Board in June 1993, after having served as an Amoco director from 1983 to 1991. Dr. Massey is Provost and Senior Vice President - Academic Affairs for The University of California System, a position he accepted in April 1993. He is also a director of Motorola, Inc., BankAmerica Corporation, Bank of America NT&SA, the Commonwealth Fund, and the Hewlitt Foundation. Dr. Massey went to the University of California from his position as Director of the National Science Foundation, to which he was appointed in 1991 by President Bush. From 1984 to 1993 Dr. Massey was Vice President of the University of Chicago for Research and for Argonne National Laboratory. He has served as a director for First National Bank of Chicago, the Tribune Company, Continental Material, Inc., and Rand Corporation. He has been a member of the National Science Board, the President's Council of Advisors on Science and Technology, and the Board of Directors of the MacArthur Foundation. He is a past president of the American Association for the Advancement of Science and a former vice president of the American Physical Society.

MICHAEL H. WILSON

Age 57, Director's Term Expiring 1995

Chairman, Michael Wilson International, Inc., Toronto, Ontario (Advisory services for international business activities)

Mr. Wilson, a director of Amoco Corporation since 1993, is currently chairman of Michael Wilson International, Inc., which provides business advisory services to companies seeking to broaden their international activities, particularly into emerging markets. He is a member of the Board of Trustees of the Aspen Institute, the Institute of the Americas, and of the advisory committee of the Clarke Institute of Psychiatry. Mr. Wilson was a Member of Parliament in the Toronto area until his retirement from politics in October 1993. He served as Minister of Finance in the Canadian Government from 1984 to 1991, following which he was Minister of Industry, Science and Technology and Minister for International Trade. As Minister of Finance, Mr. Wilson was Canada's Governor at the International Monetary Fund, and from January 1990 to April 1991 he served as Chairman of its main policy-making committee. Prior to entering politics, Mr. Wilson was in the investment banking business.


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

CURRENT DIRECTORS

DONALD R. BEALL

Age 56, Director's Term Expiring 1996

Chairman and Chief Executive Officer, Rockwell International Corporation, Seal Beach, CA (Manufacturer of electronics, aerospace, automotive, and graphic systems products)

Mr. Beall, a director of Amoco Corporation since 1991, is chairman of the board and chief executive officer of Rockwell International Corporation. He joined Rockwell in 1968 and served in a number of senior management positions prior to becoming executive vice president in 1977 and president in 1979. He was elected to his current position in 1988. Mr. Beall is a director of The Times Mirror Company and of The Procter & Gamble Company. He is a trustee of the California Institute of Technology, a member of the University of California-Irvine Board of Overseers, and the Board of Visitors of its Graduate School of Management. Mr. Beall is a member of The Business Council, The Business Roundtable, and the Council on Competitiveness.

ERROLL B. DAVIS, JR.

Age 50, Director's Term Expiring 1997

President and Chief Executive Officer, Wisconsin Power and Light Company and WPL Holdings, Inc., Madison, WI (Regulated utility and environmental, energy, and real estate development services)

Mr. Davis, a director of Amoco Corporation since 1991, is president and chief executive officer and a director of Wisconsin Power and Light Company and its parent company, WPL Holdings, Inc. Mr. Davis joined Wisconsin Power and Light Company in 1978. He became president in 1987 and chief executive officer in 1988. He was elected president and chief executive officer of WPL Holdings in 1990. Prior to joining Wisconsin Power and Light, he served on the corporate financial staffs of Ford Motor Company and Xerox Corporation. Mr. Davis is a director of PPG Industries, Inc., the Sentry Insurance Company, the Wisconsin Utilities Association, the Electric Power Research Institute, and the American Gas Association. He also is a member of the board of trustees of Carnegie-Mellon University.

PATRICK J. EARLY

Age 62, Retiring April 1, 1995

Vice Chairman, Amoco Corporation

Mr. Early, an Amoco employee since 1955, will retire from the Board and from Amoco Corporation effective April 1, 1995. Mr. Early was elected vice chairman of the Board in 1992 and has been an Amoco Corporation director since 1989. Since July 1994, Mr. Early's general responsibility has been to manage the transition to Amoco Corporation's new organization as a result of the Company's recent restructuring. He was president of Amoco Production Company from 1987 through June 1992, and before that he had served as its executive vice president
(USA) and senior vice president, production. He is a director of the Children's Memorial Hospital in Chicago, a trustee of the Museum of Science and Industry, a member of the board of advisors of Catholic Charities of


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

Chicago, and a trustee of the National Urban League. Mr. Early is a director of the American Petroleum Institute and also a member of the Society of Petroleum Engineers.

RICHARD J. FERRIS

Age 58, Director's Term Expiring 1996

Co-Chairman, Doubletree Corporation, Phoenix, AZ (Hotel property management)

Mr. Ferris, a director of Amoco Corporation since 1981, is co-chairman of Doubletree Corporation. Mr. Ferris is a director of The Procter & Gamble Company and serves on the boards of the Evanston Hospital Corporation and the P.G.A. Tour. He is a governor of the Northwestern Health Care Network. During 1992-1993 he was co-chairman and partner, Guest Quarters Hotel, L.P. From 1990-1992 he was engaged in private investment activities, and he served as chairman of the board, president, and chief executive officer of UAL, Inc., from 1976 to 1987.

H. LAURANCE FULLER

Age 56, Director's Term Expiring 1997

Chairman, President, and Chief Executive Officer, Amoco Corporation

Mr. Fuller was elected chairman of the board and chief executive officer of Amoco Corporation in February 1991 and has served as president since 1983. He has been a director of Amoco Corporation since 1981, when he also became an executive vice president. From 1978 until 1981 Mr. Fuller was president of Amoco Oil Company. Mr. Fuller has served as a chemical engineer, an attorney, and a refinery manager, and he has held managerial assignments in transportation, marketing, and supply since joining Amoco in 1961. He is a director of The Chase Manhattan Corporation, The Chase Manhattan Bank, N.A., Motorola, Inc., and Abbott Laboratories. He also serves on the boards of Catalyst, the American Petroleum Institute, and the Rehabilitation Institute of Chicago. He is a trustee of The Orchestral Association and of Northwestern University.

FLORIS A. MALJERS

Age 61, Director's Term Expiring 1996

Chairman (Retired), Unilever N.V. and Vice Chairman (Retired), Unilever PLC, Rotterdam, the Netherlands (Manufacturer of food products, detergents, and toiletries)

Mr. Maljers, a director of Amoco Corporation since 1994, retired as chairman of Unilever N.V. and vice chairman of Unilever PLC in May 1994. Mr. Maljers joined Unilever in 1959 and worked in a number of Unilever subsidiary positions prior to becoming chairman of Van den Bergh en Jurgens in 1970. He was appointed to the main boards of Unilever N.V. and Unilever PLC in 1974, became a member of the Unilever Special Committee in 1982, and was appointed chairman of Unilever N.V. and vice chairman of Unilever PLC in 1984. Mr. Maljers is a director of Guinness PLC and a member of the Supervisory Boards of ABN/AMRO Bank, KLM Royal Dutch Airlines, and Philips Electronics N.V. He is chairman of the Concertgebouw Foundation, Amsterdam, vice chairman of the European Round Table of Industrialists, and a governor of the European Policy Forum.

ROBERT H. MALOTT

Age 68, Director's Term Expiring 1996

Chairman, Executive Committee, FMC Corporation, Chicago, IL (Producer of machinery and chemicals)

Mr. Malott, a director of Amoco Corporation since 1973, is a director and serves as chairman of the executive committee of FMC Corporation. In 1991 he retired as chairman of the board and chief executive officer of FMC Corporation, which he joined in 1952. He is a director of United Technologies Corporation, RBX Corporation, and Swiss Bank Corporation (Council of International Advisors). He also serves on the boards of the National Museum of Natural History (chairman), National Park Foundation, The Aspen Institute, the Lyric Opera of Chicago, American Enterprise Institute, the Hoover Institution, Argonne National Laboratories, and the University of Chicago. He is a member of The Business Council and the Policy Committee of the Illinois Business Roundtable.

MARTHA R. SEGER

Age 63, Director's Term Expiring 1997

Financial Economist and former Governor of the Federal Reserve Board, Washington, D.C.

Dr. Seger, a director of Amoco Corporation since 1991, served as a member of the Board of Governors of the Federal Reserve System from 1984 to 1991. She is now a Distinguished Visiting Professor of Finance at Central Michigan University. From 1991 to 1993, she was the John M. Olin Distinguished Fellow in the Eller Center for the Study of the Private Market Economy at the University of Arizona, Tucson. Dr. Seger previously served as vice president and chief economist for the Detroit Bank and Trust (now Comerica) and taught finance and economics courses at three universities, including the University of Michigan. Dr. Seger serves as a director of Fluor Corporation, Xerox Corporation, The Kroger Co., Johnson Controls, Inc., Providian Corporation, and Tucson Electric Power Company. She also serves on the boards of Catalyst and the Institute for Research on the Economics of Taxation.

LAWRASON D. THOMAS

Age 60, Director's Term Expiring 1996

Vice Chairman, Amoco Corporation

Mr. Thomas, a director since 1989, was elected vice chairman of the board of Amoco Corporation in 1992. In 1990 he was elected executive vice president of Amoco after having been president of Amoco Oil Company from 1981 to 1989. Mr. Thomas has general responsibility for the Company's Corporate Planning and Progress functions, coordination of international growth activities, and the oversight of corporate technology diversification activities. He is a director of Air Products and Chemicals, Inc., Rust International, Inc., America-China Society, National Merit Scholarship Corp., American Petroleum Institute, the National Association of Manufacturers, and the Chicago Area Central Committee. He is a member of the advisory committee of the University of Michigan, the Council for the Johns Hopkins University-Nanjing University Center for Chinese and American Studies, and serves as chairman of the advisory board of Inroads/Chicago, Inc. Mr. Thomas, a chemical engineer, joined Amoco in 1958.


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

RICHARD D. WOOD

Age 68, Director's Term Expiring 1997

Chairman (Retired), Eli Lilly and Company, Indianapolis, IN (Global research-based corporation that develops, manufactures, and markets pharmaceuticals and animal health products)

Mr. Wood, a director of Amoco Corporation since 1973, retired as chairman of the board of Eli Lilly and Company in June 1993. In 1991 he retired as president and chief executive officer of that company. Mr. Wood joined Lilly in 1950, was elected vice president in 1970, executive vice president in 1971, president in 1972, and chairman in 1973. He is a director of Eli Lilly and Company, Chemical Banking Corporation, Chemical Bank, The Chubb Corporation, and Dow Jones & Company, Inc. He serves as vice chairman of the advisory board of CID Equity Partners. Mr. Wood is a trustee of DePauw University and of the Indianapolis Museum of Art, and he is chairman of the Indiana State Symphony Society.

BOARD OF DIRECTORS

The business and affairs of the Corporation are managed under the direction of the Board of Directors, composed of eleven non-employee directors and three employee directors as of the date of this Proxy Statement. Members of the Board keep informed of the Corporation's business and activities by reports and proposals sent to them in advance of each Board meeting and reports made to them during these meetings by the Chairman and other corporate executives. The Board is advised of actions taken by the Executive Committee and other committees of the Board as well as significant actions taken by management. In addition, members of the Board periodically visit facilities of the Corporation and participate in strategy and financial reviews. Members of management are available at Board meetings and at other times to answer questions and to discuss issues.

In 1994, seven meetings of the Board of Directors were held. Each director attended more than 75 percent of the aggregate number of meetings of the Board and committees of the Board on which such director served. Attendance at these meetings averaged 93 percent among all directors in 1994.

COMMITTEES OF THE BOARD

The functions and current membership of the five standing committees of the Board are described below.

AUDIT COMMITTEE

D. R. Beall, Chairman         R. H. Malott
R. S. Block                   M. R. Seger
R. J. Ferris                  M. H. Wilson

This committee, which presently consists solely of non-employee directors, was established in 1970. It recommends to the Board of Directors the engagement of independent accountants; reviews with the accountants the audit plan, non-audit services, and fees related to each; reviews the Corporation's internal financial controls and auditing; reviews annual financial statements before


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

issuance; and makes appropriate reports and recommendations to the Board of Directors. The committee met three times in 1994.

COMPENSATION AND ORGANIZATION COMMITTEE

R. D. Wood, Chairman          J. H. Bryan
D. R. Beall                   R. J. Ferris
R. S. Block                   F. A. Maljers

This committee, which presently consists solely of non-employee directors, was originally established in 1967 as the Directors' Compensation Committee. Renamed as the Compensation and Organization Committee in 1992, it determines salaries, bonus awards, and stock option grants for executive officers of the Corporation and takes all other actions required of it under the Corporation's incentive programs. The committee reviews executive resources, performance of key executives, and organization and succession plans. The committee met six times in 1994.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

R. H. Malott, Chairman        W. E. Massey
E. B. Davis, Jr.              L. D. Thomas
P. J. Early                   R. D. Wood

This committee currently consists of four non-employee directors and two employee directors. It was established in 1990 and met four times in 1994. It reviews Amoco's environmental, health, and safety policies, programs, and standards; approves the structure of the Compliance Review Program managed by the Environmental, Health and Safety department; reviews the results and scheduling of the Compliance Review Program; reviews safety trends, spill-response capabilities, crisis and waste management, waste minimization, and product safety; and periodically reviews industry and nationwide trends and related issues.

EXECUTIVE COMMITTEE

H. L. Fuller, Chairman        R. J. Ferris
J. H. Bryan                   R. H. Malott
E. B. Davis, Jr.              L. D. Thomas
P. J. Early                   R. D. Wood

This committee was established in 1944 and expanded in 1993. It presently consists of five non-employee directors and three employee directors. With certain limitations, it functions in place of the Board of Directors during intervals between regular meetings of the Board. The committee schedule is subject to call, and it met once during 1994.

NOMINATING AND GOVERNANCE COMMITTEE

J. H. Bryan, Chairman         R. H. Malott
D. R. Beall                   W. E. Massey
R. S. Block                   M. R. Seger
E. B. Davis, Jr.              M. H. Wilson
R. J. Ferris                  R. D. Wood
F. A. Maljers


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

This committee, which consists of eleven non-employee directors, was established in 1978 as the Nominating Committee and renamed the Nominating and Governance Committee in 1994. It recommends guidelines and criteria for Board membership, director candidates, the performance of incumbent directors, and appointments to Board committees. It reviews and approves directorships offered to senior officers of the Corporation by other companies. The committee met three times in 1994. The committee also considers nominees for director recommended by shareholders. Such recommendations, with relevant supporting data, should be submitted to the Corporate Secretary of Amoco Corporation.

SHARE OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES, AND EXECUTIVE OFFICERS

This table shows the number of shares of the Amoco common stock beneficially owned by each individual incumbent director, director nominee, and executive officer named in this Proxy Statement and by all of the then current directors and executive officers as a group as of January 31, 1995.


          Name/Group                                 Number of shares owned
          ---------                                  ----------------------

          D. R. Beall. . . . . . . . . . . . . . . . . . .    2,796
          R. S. Block. . . . . . . . . . . . . . . . . . .    3,050
          J. H. Bryan. . . . . . . . . . . . . . . . . . .    4,533
          E. B. Davis, Jr. . . . . . . . . . . . . . . . .    1,889
          P. J. Early. . . . . . . . . . . . . . . . . . .  296,487   (a)
          R. J. Ferris . . . . . . . . . . . . . . . . . .    4,733
          J. E. Fligg. . . . . . . . . . . . . . . . . . .  158,331
          H. L. Fuller . . . . . . . . . . . . . . . . . .  559,023   (b)
          W. G. Lowrie . . . . . . . . . . . . . . . . . .  217,603
          F. A. Maljers. . . . . . . . . . . . . . . . . .      421
          R. H. Malott . . . . . . . . . . . . . . . . . .    4,533
          W. E. Massey . . . . . . . . . . . . . . . . . .    1,029
          M. R. Seger. . . . . . . . . . . . . . . . . . .    1,715
          L. D. Thomas . . . . . . . . . . . . . . . . . .  282,645
          M. H. Wilson . . . . . . . . . . . . . . . . . .    1,033
          R. D. Wood . . . . . . . . . . . . . . . . . . .    3,912
          Directors and executive officers as a group. . .2,047,533

          (a) Does not include 401 shares of stock held by Mr. Early's son and disclaimed by Mr. Early.
          (b) Includes 3,160 shares as to which Mr. Fuller shares voting and dispositive authority.

Except as noted, each of the directors and executive officers shown in the table has sole voting and investment authority over the shares shown. The share amounts shown in the table include these shares for which the following have a right to acquire beneficial ownership within 60 days after January 31, 1995, by exercising stock options: H. L. Fuller, 469,000 shares; L. D. Thomas, 253,380 shares; P. J. Early, 247,840 shares; W. G. Lowrie, 182,500 shares; J. E. Fligg, 147,320 shares; and directors and executive officers as a group, 1,723,840 shares. Also included are the shares held in the Amoco Performance Share Plan and those allocable to the proportionate amount of the Amoco Stock Fund in the Amoco Employee Savings Plan owned by these employees as of that date. Directors and executive officers as a group own beneficially less than 1 percent of the Corporation's common stock.

On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes of ownership in the Corporation's equity securities during 1994 were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH OTHER CORPORATIONS

During 1994, the Corporation and its subsidiaries had purchase and sale transactions with unaffiliated companies of which certain of the Corporation's non-employee directors or director nominees were executive officers or directors. Such transactions were made in the ordinary course of business at competitive prices and terms and are not considered material.

NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation for non-employee directors is $50,000 per year, of which 25 percent is paid in shares of Amoco common stock and the balance is paid in monthly cash payments. Each non-employee director also receives an annual award of 200 shares of Amoco common stock, subject to forfeiture and transfer restrictions relating to continued service on the Board. No additional compensation is paid for service on any Board committees. Under a deferred compensation arrangement, the cash portion of the annual retainer may be credited to an interest-bearing account or invested in units equivalent to shares of Amoco common stock which earn dividend equivalents.

EXECUTIVE COMPENSATION

The following table summarizes the annual and long-term compensation of the Chairman of the Board and Chief Executive Officer and the four other most highly paid executive officers of the Corporation for the years 1992, 1993, and 1994. A report on executive compensation by the Compensation and Organization Committee of the Board of Directors begins on page 13 of this Proxy Statement.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                    --------------------------------------   ----------------------
                                                                                               AWARDS      PAYOUTS
                                                                                             ----------    --------
                                                                                             Securities
                                                                              Other Annual   Underlying        LTIP      All Other
                                                      Salary          Bonus   Compensation      Options     Payouts   Compensation
Name and Principal Position             Year             ($)         ($)(1)         ($)(2)          (#)      ($)(3)         ($)(4)
- ----------------------------------      ----        --------       --------  -------------   ----------    --------  -------------
H. L. FULLER

Chairman, President and CEO             1994        $852,817         ______        $11,242      100,000    $123,750       $159,492

Chairman, President and CEO             1993         810,655       $826,048         19,327       90,000     156,000        131,003

Chairman, President and CEO             1992         792,372        425,000          5,892       90,000     196,000         77,558

L. D. THOMAS

Vice Chairman                           1994         517,440         ______          2,875       55,000      66,000         91,276

Vice Chairman                           1993         492,526        443,359          6,561       50,000      83,850         80,160

Vice Chairman                           1992         472,921        260,000         10,738       50,000     104,125         46,374

P. J. EARLY

Vice Chairman                           1994         517,440         ______          2,031       55,000      63,250         91,276

Vice Chairman                           1993         490,226        443,359          2,665       50,000      78,000         77,526

Vice Chairman                           1992         462,571        250,000          3,027       50,000      91,875         45,153

W. G. LOWRIE

Executive Vice President, Exploration   1994         416,251         ______          3,287       45,000      55,000         68,785
and Production Sector

Executive Vice President, Amoco         1993         393,561        307,802          1,869       40,000      62,400         64,808
Corporation and President, Amoco
Production Company

President, Amoco Production Company     1992         386,216        220,000          6,506       35,000      77,175         38,181

J. E. FLIGG

Executive Vice President, Chemicals     1994         374,089         ______          3,716       40,000      41,250         62,463
Sector

Executive Vice President, Amoco         1993         355,308        283,415          3,082       35,000      47,580         56,445
Corporation and President, Amoco
Chemical Company

President, Amoco Chemical Company       1992         352,893        180,000          5,442       30,000      61,250         33,181
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

                     [Summary Compensation Table Footnotes]

1 Represents bonus awards determined for the performance year indicated and paid in the following year. 1994 bonus is not yet determined. See Compensation and Organization Committee Report beginning on page 13 of this Proxy Statement for further discussion of bonus compensation.

2 Represents tax adjustment payments on income imputed for income tax purposes related to use of corporate facilities for business purposes.

3 Represents payouts of grants made under the Performance Unit Plan described in the Corporation's Proxy Statement dated March 13, 1992. Final grants under this plan were made in 1990.

4 For 1992 this column represents corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans, totaling approximately 6 percent of salary paid in the performance year indicated plus bonus earned in the preceding year.

     Component values for 1993 were disclosed for Mr. Fuller, Mr. Thomas, Mr. Early, and Mr. Lowrie in Amoco's 1994 Proxy Statement. With respect to Mr. Fligg, the 1993 figure in this column represents (a) corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans of $32,118, and (b) accruals under the Amoco Performance Share Restoration Plan of $24,327 calculated with respect to the 1992 performance year.

     For 1994 this column represents (a) corporate matching contributions to the Amoco Employee Savings Plan and accruals for related ERISA restoration plans for Mr. Fuller of $100,732, for Mr. Thomas of $57,648, for Mr. Early of $57,648, for Mr. Lowrie of $43,443 and for Mr. Fligg of $39,450, and (b) accruals calculated based on 1994 compensation and credited as of 12/31/94 under the Amoco Performance Share Restoration Plan for Mr. Fuller of $58,760, for Mr. Thomas of $33,628, for Mr. Early of $33,628, for Mr. Lowrie of $25,342, and for Mr. Fligg of $23,013. Amoco Performance Share Restoration Plan results were based on the period 1992-1994.

STOCK OPTIONS

All stock option grants outstanding have a term of 10 years from date of grant and an exercise price equal to 100 percent of market value on the date of grant. They are non-transferable and, with respect to options granted prior to 1994, become exercisable two years after the date of grant. Stock options granted in 1994 become exercisable 50 percent one year after the date of grant and 100 percent two years after the date of grant. In the event of a change in control of the Corporation, awards of stock options will automatically become exercisable. The following two tables provide information on stock option grants made to the named executive officers in 1994, options or tandem SARs exercised during 1994, and options/SARs outstanding on December 31, 1994.


                           STOCK OPTION GRANTS IN 1994

                                                   Individual Grants
                    --------------------------------------------------------------------------------
                          Number of
                         securities      Percent of total
                         underlying    options granted to       Exercise or base                                   Grant date
Name                options granted     employees in 1994        price ($/share)     Expiration date        present value ($)
- -------------       --------------     ------------------       ----------------     ---------------        -----------------
H. L. Fuller                100,000                  4.4%               $55.0625           3-22-2004               $1,304,000
L. D. Thomas                 55,000                  2.4%                55.0625           3-22-2004                  717,200
P. J. Early                  55,000                  2.4%                55.0625           3-22-2004                  717,200
W. G. Lowrie                 45,000                  2.0%                55.0625           3-22-2004                  586,800
J. E. Fligg                  40,000                  1.7%                55.0625           3-22-2004                  521,600


The grant date present values in the far right column of the above table were calculated using the Black-Scholes option pricing model applied as of the grant date, March 22, 1994. The values generated by this model depend upon certain assumptions, as follows: an option exercise date of March 22, 2004; a constant dividend yield on underlying stock of 4.0 percent; an assumed annual volatility of underlying stock of 20 percent; and a risk-free rate of return for the option period of 6.86 percent. The market value on the grant date is the average of the high and low prices for the stock on the New York Stock Exchange on that date. The Corporation made no assumptions regarding restrictions on vesting or the likelihood of vesting.

There is no generally recognized method for valuing stock options. The requirement that values be included in this table also provides for other alternative valuation methods, which, if used, would have resulted in different values. Because the actual value, if any, of the options will depend on future unpredictable and volatile factors, the future values realized to the holders may vary significantly from the values estimated by the Black-Scholes model or other methods. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.


                   AGGREGATED OPTION/SAR EXERCISES IN 1994 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1994

                                                                 Number of
                                                            securities underlying              Value of unexercised
                                                          unexercised options/SARs          in-the-money options/SARs
                                                              at 12/31/94 (#)                     at 12/31/94 ($)
                                                       ------------------------------     ------------------------------
                    Shares acquired          Value
Name                    on exercise       realized     Exercisable      Unexercisable     Exercisable      Unexercisable
- ----------------    ---------------      ---------     -----------      -------------     -----------      -------------
H. L. Fuller                  8,176       $896,708         329,000            190,000      $4,235,936           $570,000

L. D. Thomas                  3,214        196,792         175,880            105,000       2,391,021            314,375

P. J. Early                   3,974        149,060         170,340            105,000       2,321,518            314,375

W. G. Lowrie                  1,977        147,351         120,000             85,000       1,487,937            255,625

J. E. Fligg                     980         57,021          92,320             75,000       1,247,799            226,250

CHANGE IN CONTROL ARRANGEMENTS

While Amoco has no special compensatory plans or arrangements with named executive officers which will result from a change in control of Amoco, or a change in a named executive officer's responsibilities following a change in control, the Corporation's restoration plans and its incentive compensation programs have certain change in control features that protect participants' rights under such programs. Such features were included in the Corporation's 1991 Management Incentive Program and were added by amendment to the 1986 Incentive Program, both pursuant to shareholder approval at the 1991 Annual Meeting of the Corporation. No further awards may be granted under the 1986 Program for the period after December 31, 1991, but awards under that program remain outstanding.

Awards under the 1991 Program may take the form of stock options, stock appreciation rights, restricted stock, performance awards, bonuses, and share-based and other awards. Stock options, restricted stock, performance units, bonuses and stock appreciation rights were awarded under the 1986 Program.

The following actions take place upon the occurrence of an event of Change in Control (unless otherwise prohibited by the terms of the 1991 Program or the 1986 Program): (1) all stock options and stock appreciation rights immediately become exercisable; (2) any restriction periods and restrictions imposed on restricted shares lapse; (3) the target value attainable under performance awards is deemed to have been fully earned for the entire performance period (except those awards outstanding for less than six months); and (4) such other modifications to awards as determined appropriate by the Compensation and Organization Committee become effective. Participants in the program shall not be entitled to these rights if the employee is part of the entity which consummates the Change in Control event.

A "Change in Control" is deemed to have occurred in the event of any one or more of the following: (1) any person or group of persons is or becomes the beneficial owner, directly or indirectly, of 20 percent or more of the combined voting power of the Corporation's then outstanding securities (such entity is referred to as an Acquiring Person) and any such entity becoming an Acquiring Person was not approved by the Board of Directors composed of Continuing Directors before such entity became an Acquiring Person, (2) the Board of Directors is no longer comprised of "Continuing Directors," which are (i) directors as of the effective date of the 1991 Program who do not, while serving as directors, become Acquiring Persons and (ii) directors recommended or approved for nomination for election or election subsequent to the effective date of the 1991 Program by two-thirds of the Continuing Directors and who are not, while serving as directors, Acquiring Persons, or (3) there occurs a "Business Combination" as defined under Indiana Code Section 23-1-43-5 (with the terms "resident domestic corporation" and "interested shareholder" as used in that section being deemed to refer to the Corporation and to an Acquiring Person, respectively), that was not approved by the Board of Directors, which was comprised of Continuing Directors, before the Acquiring Person became an Acquiring Person.

In addition to the foregoing change in control provisions of the 1991 Incentive Program, there is a similar change in control definition contained in the Corporation's Restoration Plans Trust Agreement. This Trust sets forth the terms of a grantor trust for the purpose of accumulating assets to pay the Corporation's retirement benefit obligations to participants in the Corporation's existing ERISA and other restoration plans, as well as retirement benefit obligations under any future plans of a similar nature which the Corporation desires to fund through such trust. The plans are currently unfunded. However, 30 days after the occurrence of a change in control under this Trust Agreement, the Corporation is required to make contributions to fund the Trust unless the Compensation and Organization Committee, including only Continuing Directors, decides to stay such contributions.

BOARD COMPENSATION AND ORGANIZATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Amoco's Compensation and Organization Committee consists of six non-employee directors. It is the responsibility of the Committee to oversee and administer compensation policies and programs for executives, managers, and other selected salaried employees of the Corporation, including the executive officers. The Committee's report on executive compensation during 1994 follows.*

The broad purposes of the executive compensation program are to reflect the success and profitability of the Corporation and to provide incentives that create an interest in the Corporation parallel to that of the shareholders. Attracting and retaining senior and other executives, who bring valuable experience and skills to the Corporation and contribute materially to its long-term success, are also important factors underlying the program and its administration.

Amoco's executive compensation philosophy and strategies are consistent with its overall compensation philosophy for all employees of the Corporation. This philosophy supports Amoco's vision of becoming a pre-eminent global business enterprise and states that Amoco will provide its employees with base pay and benefits competitive with premier companies and opportunities to earn superior compensation through significant variable pay when outstanding business results are

______________________________

     * The report of the Board Compensation and Organization Committee shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof in the Annual Report on Form 10-K or any registration statement of the Corporation or any of its subsidiaries.

achieved. Thus compensation, including executive compensation, is linked with Amoco's strategic direction and is intended to be reflective of short-term and long-term business performance as well as competitive factors.

In establishing competitive base and variable compensation opportunity levels, the Committee annually reviews the results of various compensation surveys in which the Corporation participates. The primary comparison group of premier companies consists of a selected group of seven major oil industry competitors:
Atlantic Richfield Company, Chevron Corporation, Exxon Corporation, Mobil Corporation, Texaco Inc., and the U.S. operations of Royal Dutch Petroleum Company and British Petroleum Company p.l.c. The primary benchmark for determining competitiveness is the average compensation level among the selected oil group. A selected group of major non-oil companies is also utilized as a secondary source of comparison.

The three principal components of Amoco's executive compensation program are base salaries, bonuses, and long-term incentives which, in recent years, have consisted solely of stock option grants.

BASE SALARIES

Competitive base salary levels provide the foundation for the executive compensation program. As indicated in its overall compensation philosophy, Amoco attempts to maintain its base salaries at a level that is competitive with the average of salaries among the selected oil group. Annual salary increase budgets and adjustments to the salary program structure are a result of reviews of the Corporation's competitive positioning through survey information and are also influenced by general economic factors. For the years covered by the Summary Compensation Table, salary increase guidelines for executives were the same as for all other exempt salaried personnel. Individual salary actions can vary above or below the general budget guideline based upon individual performance, experience, and competitive considerations.

During 1994 the general corporate guideline for base salary increases was 3.0 percent. The Committee approved an increase for Mr. Fuller of 4.8 percent. This action reflected the Committee's overall assessment of the Corporation's financial performance and Mr. Fuller's individual performance in carrying out his responsibilities as Chairman and CEO during the previous performance year. This included his personal leadership in the development and communication of the corporate strategic framework, the development of specific strategies focused on growth opportunities in Mexico, China, and Russia, and initiation of a broad study to align corporate support groups more closely with the strategic business framework. The salary increase also reflected the fact that Mr. Fuller's base salary was below the average base salary for executives in comparative positions in the selected oil group. The aggregate base salaries of the five most highly paid executives also were lower than the average aggregate base salaries for the similar group in the selected oil companies. No particular formulas or weights were applied to the factors considered in determining salary increases for this group.

BONUSES

Bonuses are the short-term element of variable, performance-based compensation which affords opportunities to earn superior compensation when outstanding business results are achieved on both an absolute basis and relative to the selected oil group. Correspondingly, annual bonus levels are sized to be average for years in which business performance is average and below average for years in which business performance is below average. In this way, executives are rewarded in relation to both the annual business results achieved by the Corporation and its performance relative to competition.

As indicated in the Summary Compensation Table, the most recent bonuses disclosed are those paid in 1994 for the 1993 performance year. These bonuses had not been determined in time for inclusion in last year's proxy statement. Similarly, bonuses for the 1994 performance year have not been determined in time for inclusion in this proxy statement. Portions of the bonus are determined by comparisons of Amoco's financial performance to the financial performance of companies in the selected oil group, which cannot be calculated until their annual reports are released, normally in late March or April.

Beginning with the 1993 performance year, a component of each executive's target bonus opportunity was based on criteria used in the broad-based Variable Incentive Plan ("VIP"), which has been implemented for most employees. In 1993, the VIP component included financial and strategic measures and targets. The measure utilized at the corporate level was based on return on capital employed ("ROCE") relative to the selected oil group, which for these purposes includes
all operations of British Petroleum p.l.c.   Each of the three operating
companies utilized specific financial performance measures as well as one or more strategic measures. Amoco Chemical Company's financial measure was return on assets relative to chemical segments of a selected group of oil companies, and its strategic measure included specific objectives in such areas as people; environment, health and safety; and strategic thrust. Amoco Oil Company's financial measure was ROCE relative to the U.S. refining/marketing segments of a selected group of oil companies, and its strategic measure was a product quality index. Amoco Production Company's financial measure was change in future net cash flow from proved reserves relative to the exploration and production segments of a selected group of oil companies, and its strategic measure included specific objectives in such areas as people; environment, health and safety; technology; and business relationships. The operating company measures were weighted 50 percent on the financial measure and 50 percent on the strategic measure, except for Amoco Production Company which was 60 percent on the financial measure and 40 percent on the strategic measure. The VIP component of the bonus, as in the case of VIP plan payouts for non-executive participants, is calculated solely upon results measured against pre-established goals, with no adjustments made for individual performance considerations.

For the 1993 performance year, Mr. Fuller's target bonus opportunity was established at 80 percent of his year-end 1993 salary. Survey information has indicated that this level of opportunity is in line with average target and actual bonus levels for comparator companies, both oil and non-oil. Twenty percent of the target bonus opportunity for Mr. Fuller and other executives was based upon results under the VIP component. For this component, the corporate performance measure was given a 70 percent weight and a composite of the results under the operating companies' measures was given a 30 percent weight. The results achieved under the corporate measure were above target, as Amoco's corporate ROCE was the second highest in relation to the selected oil comparator group. The results under the operating company composite were also above target. The weighted outcomes under these measures resulted in an above-target payout for Mr. Fuller of $176,048 attributed to the VIP component of the bonus.

The remaining 80 percent of the target bonus opportunity (or 64 percent of salary), referred to as the Individual Variable Component (IVC), was determined by a judgmental process which took into account specific corporate performance criteria such as net income and ROCE on both a reported and an operational basis, as well as individual performance and competitive compensation considerations. No particular formulas or weights were applied to these criteria. Based on this assessment process, Mr. Fuller was awarded $650,000, which was somewhat above the target amount for this component.

The sum of the two components ($176,048 for VIP and $650,000 for IVC) resulted in the total bonus of $826,048 reported for the 1993 performance year in the Summary Compensation Table. A similar approach to bonuses paid in 1994 for the 1993 performance year was applied for the other named executive officers.

For the 1994 performance year, 30 percent of the total competitive bonus opportunity will be determined by results under the VIP component and 70 percent will be determined by the assessment relating to the IVC component. This increased emphasis on the VIP component is consistent with the Corporation's overall focus on further aligning compensation for all employees, including executives, with specific business performance measures.

LONG-TERM INCENTIVES

Long-term incentive grants in the form of stock options comprise the long-term element of variable, performance-based compensation. These awards are granted through the shareholder-approved 1991 Incentive Program and are designed to create an employee interest parallel to that of shareholders in the long-term future success of the Corporation. Stock option grants are also intended to facilitate the acquisition and ownership of Amoco stock by executives.

Consistent with competitive practice and Amoco's own historical practice, stock options are granted on an annual basis at the fair market value on the date of grant and have a term of 10 years. The size of individual stock option grants is related to the level of responsibility of eligible employees and is intended to be near the median value of the long-term incentives granted by the selected oil group.

The number of shares covered by the stock option grant to Mr. Fuller in 1994 was 100,000 shares. In determining the size of the grant to Mr. Fuller and the other named executive officers, the Committee took into account the level of responsibility of each executive and competitive trend data, irrespective of the number of shares previously granted or outstanding.

The Performance Unit Plan payouts set forth in the Summary Compensation Table for Mr. Fuller and the other named executive officers represent the calculated outcomes of performance unit grants made in 1990 to Amoco's senior executive group. Performance unit grants were made annually, along with stock options, from 1983 through 1990, at which time they were discontinued. The 1990 grants covered a four-year performance period, 1990-1993, and their payout values were related to Amoco's four-year performance on ROCE relative to both internal targets and external ranking among a group of oil companies chosen as a comparison group for the Performance Unit Plan. The comparison group of oil companies utilized for the Performance Unit Plan consisted of Atlantic Richfield Company, Chevron Corporation, Exxon Corporation, Mobil Corporation, Phillips Petroleum Company, Shell Oil Company, Texaco, Inc. and Unocal Corporation. The group was chosen specifically for that Plan during the mid-1980s and consequently varies slightly from the group selected more recently for general compensation comparison purposes.

The absolute and relative ROCE measures were equally weighted. The value of a performance unit can range from $0 to $125, with a target value of $100. For the four-year performance period 1990-1993, Amoco's average ROCE was below its internal target and its ranking on this measure relative to the comparison group was also below target. As a result, the Committee approved a calculated payout of $27.50 per unit, 50 percent of which was paid in Amoco shares and 50 percent in cash.

OTHER INFORMATION

The Committee continues to review and monitor the status of the proposed regulations under Section 162(m) of the Internal Revenue Code which limits the tax deduction of certain compensation exceeding $1 million for named executive officers beginning in 1994. Based on the transition rules in the proposed regulations, the Committee believes that gains from the exercise of outstanding stock options or future stock options granted through 1996 will be exempt from this deduction limitation. In addition, the Committee believes that the bonus compensation pursuant to the corporate measure and goals under the VIP component of the bonus program is also exempt from the deduction limitation under the transition rules. While some portion of compensation may not qualify as wholly deductible in certain years, any such amount is not considered material. The Committee believes the current design of Amoco's executive compensation program is sound in linking pay to performance and allowing appropriate flexibility over the amounts to be awarded. Tax effects are only one of many factors considered in designing an executive compensation program. The Committee will continue to monitor the status of the proposed regulations and will respond as it deems appropriate.

R. D. WOOD, CHAIRMAN               J. H. BRYAN
D. R. BEALL                        R. J. FERRIS
R. S. BLOCK                        F. A. MALJERS

AMOCO PERFORMANCE SHARE PLAN

Under the Amoco Performance Share Plan ("APSP"), a broad-based, qualified plan established in 1992, eligible employees may receive contributions in individual plan accounts of 2 percent to 5 percent of defined compensation which includes salary, commissions, overtime, shift differentials, Variable Incentive Plan payouts, and bonus where applicable. Awards are based on the performance of Amoco's shares relative to the shares of a group of competitor companies, comprised of Atlantic Richfield Company, British Petroleum, Chevron, Exxon, Mobil, Royal Dutch/Shell (composite of Shell Transport and Royal Dutch Petroleum), and Texaco, referred to as the "APSP comparator companies." If the total shareholder return (price appreciation plus dividends divided by initial stock price) on Amoco shares is not at least equal to the average total return of that comparison group, no credits are earned. If the Corporation's total shareholder return is equal to the average of the top three companies in that group, maximum credits of 5 percent of compensation will be earned. Between these measures of performance, credits between 2 and 5 percent will be made on a proportional basis. Annual credits, if any, are based on three-year rolling performance periods. Plan credits purchase Amoco shares and plan accounts are maintained in shares. Upon retirement or other termination of service, plan accounts may be paid out in Amoco shares. Executive officers participate in the Amoco Performance Share Restoration Plan ("Restoration Plan"), a cash-only plan designed to provide essentially the same level of payout upon retirement or other termination of service as would have been received under the APSP. The Restoration Plan uses the APSP comparator companies.

No credits were given under either APSP or the Restoration Plan during 1993. A credit equal to 3.5 percent of 1994 compensation was given as of December 31, 1994, under both Plans, based on the 1992-1994 measurement period. Amoco's total return to shareholders during that period exceeded the average of the APSP comparator companies.

CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

The graph below compares the yearly percentage change in the cumulative total shareholder return, including dividend reinvestment, on Amoco's common stock with that of the cumulative total return of Standard & Poor's 500 Stock Index and a Selected Peer Group of companies for a five-year measurement period beginning December 31, 1989 and ending on December 31, 1994.

                                   COMPARISON OF FIVE-YEAR TOTAL RETURN
                                   ------------------------------------
                          1989      1990      1991      1992      1993      1994
                          ----      ----      ----      ----      ----      ----
Amoco                     $100      $100      $ 97      $101      $114      $133

S&P 500                   $100      $ 97      $126      $136      $150      $152

Selected Peer Group       $100      $110      $121      $120      $147      $157

               [Footnotes to Cumulative Shareholder Return Graph:]
_____________
Assumes $100 invested on December 31, 1989 in each of Amoco common stock, the S&P 500 and Selected Peer Group indices. The Selected Peer Group consists of Atlantic Richfield Company, British Petroleum Company p.l.c., Chevron Corporation, Exxon Corporation, Mobil Corporation, Royal Dutch/Shell Group, and Texaco Inc. This group of companies, including selected subsidiary operations as appropriate, is used by Amoco for certain compensation and performance comparisons.
_____________
The Shareholder Return graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof in the Annual Report on Form 10-K or any registration statement of the Corporation or any of its subsidiaries.

RETIREMENT PLAN

Under the Corporation's Retirement Plan, the amount of the annuity an eligible employee will receive on a single-life basis is determined under an annuity benefit formula. An eligible married employee receives annuity payments that continue to cover the surviving spouse, unless the spouse consents to one of the other alternate options of equivalent actuarial value, including a lump sum payment. Salary and available bonus award information is presented in the Summary Compensation Table. Benefits payable under this plan are subject to deduction for social security.

The annuity benefit formula (including a percentage of Social Security benefits) is calculated at 1 and 2/3 percent times the employee's years of participation times average annual earnings determined from the three highest consecutive calendar years' salaries and from the three highest consecutive calendar years' bonus awards during the 10 years preceding retirement. The maximum annuity is 60 percent of such average annual earnings, and years of participation in the plan in excess of 36 do not result in additional benefits. Average annual earnings for Retirement Plan purposes include salary, commissions, overtime, shift differentials, Variable Incentive Plan payouts, and bonus where applicable.

The table on page 18 shows the annual annuity amounts payable on a single-life basis for various assumed average annual earnings, calculated under the annuity benefit formula for the years of participation shown.

The amounts shown in the table are payable upon retirement between ages 60 and
65. Age 65 is normal retirement age. For retirements before age 60, the annual annuity amounts are reduced as provided in the Plan. At year-end 1994, the following executive officers had participated in the Retirement Plan for the following numbers of years rounded to the nearest whole year: H.L. Fuller, 34 years; L.D. Thomas, 37 years; P.J. Early, 39 years; W.G. Lowrie, 29 years; and J.E. Fligg, 27 years. The Employee Retirement Income Security Act of 1974, as amended, limits the benefits payable from qualified retirement plans. For employees who may be affected by those limits or by bonus deferral, Amoco has adopted restoration plans to maintain total benefits upon retirement at approximately the levels shown in the table.

                               PENSION PLAN TABLE

                  ------------------------------------------------------------------------
                  ------------------------------------------------------------------------
                                           Years of Participation
                  ------------------------------------------------------------------------
                  ------------------------------------------------------------------------
  ASSUMED           15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS
  AVERAGE
  THREE-YEAR
  ANNUAL
  EARNINGS
- ------------------------------------------------------------------------------------------
    $ 600,000       $150,000       $200,000       $250,000       $300,000       $350,000
- ------------------------------------------------------------------------------------------
      800,000        200,000        266,667        333,333        400,000        466,667
- ------------------------------------------------------------------------------------------
    1,000,000        250,000        333,333        416,667        500,000        583,333
- ------------------------------------------------------------------------------------------
    1,200,000        300,000        400,000        500,000        600,000        700,000
- ------------------------------------------------------------------------------------------
    1,400,000        350,000        466,667        583,333        700,000        816,667
- ------------------------------------------------------------------------------------------
    1,600,000        400,000        533,333        666,667        800,000        933,333
- ------------------------------------------------------------------------------------------
    1,800,000        450,000        600,000        750,000        900,000      1,050,000
- ------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------

APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Board Audit Committee, which is comprised entirely of non-employee directors, the Board has appointed Price Waterhouse LLP, Certified Public Accountants, ("Price Waterhouse") as independent accountants of Amoco and its subsidiaries for 1995. Price Waterhouse has served Amoco and its subsidiaries as independent accountants for many years. It is knowledgeable about Amoco's operations and accounting practices and is well-qualified to act in the capacity of independent accountants.

In formulating its recommendation to the Board, the Audit Committee reviewed Price Waterhouse's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing.

In addition to audit services relating to the Corporation's consolidated financial statements and various governmental reporting requirements, Price Waterhouse performs some non-audit services for Amoco. The Board and the Audit Committee believe that these non-audit services have no effect on the independence of that firm in performing its auditing responsibilities.

The scope, timing, and fees applicable to the audit of Amoco's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Board beforehand, but they are subsequently reviewed by the Audit Committee. Representatives of Price Waterhouse, as in past years, will be present at the Annual Meeting and will be available to make a statement if they wish and to respond to appropriate questions from shareholders.

RECOMMENDATION OF THE BOARD:

The following resolution will be presented for a vote of the shareholders at the Annual Meeting, and the Board of Directors recommends that it be APPROVED.

RESOLVED, That the shareholders concur in the appointment, by the Board of Directors, of Price Waterhouse to serve as independent accountants of the Corporation and its subsidiaries for 1995.

The affirmative vote of a majority of shares voting on this resolution is required for its adoption. In view of the difficulty and expense involved in changing independent accountants on short notice, if the resolution is not approved it is contemplated that the appointment for 1995 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of the resolution will be considered as advice to the Board to select other independent accountants for the following year.

GENERAL AND OTHER MATTERS

Shareholder proposals submitted for inclusion in the Proxy Statement for the 1996 Annual Meeting must be received not later than November 14, 1995, at the Corporation's executive offices:

     Attention:  Corporate Secretary
     200 East Randolph Drive
     Chicago, IL 60601

Any proposal to be presented for action at an Annual Meeting must be submitted to the Chairman or Corporate Secretary at least 30 days prior to the meeting date.

A shareholder proposal generally will be voted on only if the shareholder or the shareholder's representative attends the Annual Meeting and presents the proposal.

As of the date of this Proxy Statement, the above is the only business known to management to be acted upon at this meeting. However, if other matters should properly come before the meeting, the management persons appointed by the signed proxy intend to vote in accordance with their best judgment.

By order of the Board of Directors,

Patricia A. Brandin
Corporate Secretary









                           Printed on recycled paper.

PROXY

                                AMOCO CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints as proxies, with power of substitution, H. L. Fuller and L. D. Thomas, and each of them, to vote all shares of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at The Art Institute of Chicago, Columbus Drive and East Monroe Street, Chicago, Illinois, on April 25, 1995, at 9:30 a.m., or at any adjournment thereof, on the matters shown and in the manner directed hereon and in their discretion on all other matters coming before the Annual Meeting.

Election of 4 directors, each for a three-year term.       ---------------------
                                                             CHANGE OF ADDRESS
  Nominees:
                                                           ---------------------
  Ruth S. Block, John H. Bryan,                            ---------------------
  Walter E. Massey and Michael H. Wilson                   ---------------------

The proxies you have designated cannot vote your shares     If you have written
unless you sign and return a proxy card.  You are en-       in this space,
couraged to specify your choices by marking the             please mark the
appropriate boxes on the reverse side of this card.         corresponding box
                                                            on the reverse side
If you only sign and return this card, but provide no       of this card
specific voting direction to the proxies, your shares     ----------------------
will be voted "FOR" Proposals 1 and 2.
                                                                     SEE REVERSE
                                                                         SIDE


                            FOLD AND DETACH CARD HERE



               AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
               OWNERSHIP TO BE ADMITTED TO ITS 1995 ANNUAL MEETING OF SHAREHOLDERS.

               PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE
               ANNUAL MEETING.

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE

 This proxy when properly executed will be voted in the manner directed hereon.
- -------------------------------------------------------------------------------
      Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- -------------------------------------------------------------------------------
                                                      With-    For All
                                             For      held     Except
1.) Election of directors (see reverse)      / /      / /       / /

- -------------------------------------------------------------------------------
If you do not want your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.

                                             For    Against   Abstain
2.) Appointment of Price Waterhouse LLP      / /      / /       / /
    as independent accountants
- -------------------------------------------------------------------------------




                                    Mark box at right if address change has been noted on the reverse side of this card. / /


Signature(s) _____________________________________________  Date ______________
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Each signer hereby revokes all proxies heretofore given by same to vote at said meeting or any adjournments thereof.



DETACH CARD                                                          DETACH CARD

               PLEASE COMPLETE, SIGN, AND RETURN THE ATTACHED CARD. THANK YOU FOR RESPONDING PROMPTLY AND SAVING YOUR
               CORPORATION THE EXPENSE OF A SECOND MAILING.

               THE PROXIES YOU HAVE DESIGNATED CANNOT VOTE YOUR
               SHARES UNLESS YOU SIGN AND RETURN A PROXY CARD. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ABOVE.

               IF YOU ONLY SIGN AND RETURN THE ATTACHED PROXY CARD, BUT PROVIDE NO SPECIFIC VOTING DIRECTION, THE PROXIES WILL VOTE YOUR SHARES "FOR" PROPOSALS 1 AND 2.

PROXY

               STATE STREET BANK AND TRUST COMPANY, TRUSTEE
                    AMOCO EMPLOYEE SAVINGS PLAN (AESP)
                AND/OR AMOCO PERFORMANCE SHARE PLAN (APSP)
     THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE AESP AND/OR APSP:

With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 25, 1995.

Under the AESP and APSP, a participant may instruct the Trustee to vote at Amoco Corporation shareholder meetings the shares allocable to or owned by his account.

If you wish to instruct the Trustee how to vote such shares, please complete and sign the reverse side of this card and mail it to reach the Trustee by April 13, 1995. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

If you only sign and return this instruction card, but provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2.

If by April 13, 1995, you have not returned this card to the Trustee, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 4 directors, each for a three year term.
  Nominees:                                                          SEE REVERSE
                                                                        SIDE
  Ruth S. Block, John H. Bryan,
  Walter B. Massey and Micheal H. Wilson




                            FOLD AND DETACH CARD HERE




                 AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
                 OWNERSHIP TO BE ADMITTED TO ITS 1995 ANNUAL
                 MEETING OF SHAREHOLDERS.

                 PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR
                 VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE ANNUAL MEETING.

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE

I direct that the shares allocable to and/or owned by my account(s) within the AESP and/or APSP which the Trustee is entitled to vote at said meeting shall be voted as follows:
- -------------------------------------------------------------------------------
   Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- -------------------------------------------------------------------------------
                                                      With-    For All
                                             For      held     Except
1.) Election of directors (see reverse)      / /      / /       / /

- -------------------------------------------------------------------------------
If you do not want your shares voted "FOR" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.

                                             For    Against   Abstain
2.) Appointment of Price Waterhouse LLP      / /      / /       / /
    as Independent accountants
- -------------------------------------------------------------------------------






Signature ________________________________________________  Date ______________
Please complete, sign, and return this card so that it is received by the Trustee no later than April 13, 1995.

DETACH CARD                                                    DETACH CARD

           IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES ALLOCABLE TO AND/OR OWNED BY YOUR ACCOUNT(S) WITHIN THE
           AESP AND/OR APSP, PLEASE COMPLETE AND SIGN THE ATTACHED
           CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 13,1995. THE TRUSTEE WILL ALSO THEN BE AUTHORIZED TO VOTE IN ITS DISCRETION ON ANY ADDITIONAL MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

           IF YOU ONLY SIGN AND RETURN THIS INSTRUCTION CARD, BUT PROVIDE NO SPECIFIC VOTING DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2.

           IF BY APRIL 13, 1995, YOU HAVE NOT RETURNED THIS CARD TO THE TRUSTEE, THE TRUSTEE WILL BE AUTHORIZED TO VOTE SUCH
           SHARES IN ITS DISCRETION ON ALL MATTERS THAT ARE DETERMINED BY VOTE AT THE ANNUAL MEETING.

PROXY

                         BANKERS TRUST COMPANY, TRUSTEE
                  AMOCO FABRICS AND FIBERS 401(k) SAVINGS PLAN
        THIS INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO PARTICIPANTS IN THE AMOCO FABRICS AND FIBERS 401(k) SAVINGS PLAN:

With this card you will receive a copy of Amoco Corporation's Proxy Statement and Notice of Annual Meeting of Shareholders to be held in Chicago, Illinois on April 25, 1995.

Under the Amoco Fabrics and Fibers 401(k) Savings Plan a participant may instruct the Trustee to vote the shares allocable to that participant's proportionate amount of the Amoco Stock Fund at Amoco Corporation shareholder meetings.

If you wish to instruct the Trustee how to vote such shares, please complete and sign the reverse side of this card and mail it to reach the Trustee by April 13, 1995. A postage paid return envelope is enclosed for your convenience. The Trustee will also then be authorized to vote in its discretion on any additional matters that may come before the Annual Meeting.

If you only sign and return this instruction card, but provide no specific voting direction, the Trustee will vote such shares "FOR" Proposals 1 and 2.

If by April 13, 1995, you have not returned this card to the Trustee, the Trustee will be authorized to vote such shares in its discretion on all matters that are determined by vote at the Annual Meeting.

Election of 4 directors, each for a three-year term.

  Nominees:                                                          SEE REVERSE
                                                                        SIDE
  Ruth S. Slock, John H. Bryan,
  Walter E. Massey and Michael H. Wilson




                            FOLD AND DETACH CARD HERE




                 AMOCO CORPORATION WILL REQUIRE PROOF OF SHARE
                 OWNERSHIP TO BE ADMITTED TO ITS 1995 ANNUAL
                 MEETING OF SHAREHOLDERS.

                 PLEASE BRING EITHER THIS BOTTOM PORTION OF YOUR
                 VOTING CARD OR YOUR ACCOUNT STATEMENT WITH YOU TO THE ANNUAL MEETING.

/X/ PLEASE MARK YOUR VOTES
    AS IN THIS EXAMPLE


I direct that the shares allocable to my proportionate amount of the Amoco Stock Fund which the Trustee is entitled to vote at said meeting shall be voted as follows:

- -------------------------------------------------------------------------------
   Amoco's Board of Directors recommends a vote "FOR" Proposals 1 and 2.
- -------------------------------------------------------------------------------
                                                      With-    For All
                                             For      held     Except
1.) Election of directors (see reverse)      / /      / /       / /


- -------------------------------------------------------------------------------
If you do not want your shares voted "FOR" a particular nominee, mark the "For All Except" box and write that nominee's name on the line above.


                                             For    Against   Abstain
2.) Appointment of Price Waterhouse LLP      / /      / /       / /
    as independent accountants
- -------------------------------------------------------------------------------






Signature ________________________________________________  Date ______________
Please complete, sign, and return this card so that it is received by the Trustee no later than April 13, 1995.

DETACH CARD                                                    DETACH CARD

           IF YOU WISH TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES ALLOCABLE TO YOUR PROPORTIONATE AMOUNT OF THE AMOCO STOCK FUND, PLEASE COMPLETE AND SIGN THE ATTACHED
           CARD AND MAIL IT TO REACH THE TRUSTEE BY APRIL 13,1995. THE TRUSTEE WILL ALSO THEN BE AUTHORIZED TO VOTE IN ITS DISCRETION ON ANY ADDITIONAL MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

           IF YOU ONLY SIGN AND RETURN THE ATTACHED INSTRUCTION CARD, BUT PROVIDE NO SPECIFIC VOTING DIRECTION, THE TRUSTEE WILL VOTE SUCH SHARES "FOR" PROPOSALS 1 AND 2.

           IF BY APRIL 13, 1995, YOU HAVE NOT RETURNED THE ATTACHED CARD TO THE TRUSTEE, THE TRUSTEE WILL BE AUTHORIZED TO VOTE SUCH
           SHARES IN ITS DISCRETION ON ALL MATTERS THAT ARE DETERMINED
           BY VOTE AT THE ANNUAL MEETING.

               APPENDIX TO AMOCO CORPORATION 1995 PROXY STATEMENT
                                 March 13, 1995
              DESCRIPTION OF GRAPHICS OMITTED FROM EDGAR SUBMISSION

On page 4 are three photographs of nominees for director, placed side by side in the following order, reading left to right.

1.   Photograph of Ruth S. Block, page 4 of printed proxy.

2.   Photograph of John H. Bryan, page 4 of printed proxy.

3.   Photograph of Walter E. Massey, page 4 of printed proxy.

On page 5 is one photograph of a nominee for director and two photographs of current directors, placed side by side in the following order, reading left to right.

4.   Photograph of Michael H. Wilson, page 5 of printed proxy.

5.   Photograph of Donald R. Beall, page 5 of printed proxy.

6.   Photograph of Erroll B. Davis, Jr., page 5 of printed proxy.

On page 6 are three photographs of current directors placed side by side in the following order, reading left to right.

7.    Photograph of Patrick J. Early, page 6 of printed proxy.

8.   Photograph of Richard J. Ferris, page 6 of printed proxy.

9.   Photograph of H. Laurance Fuller, Page 6 of printed proxy.

On page 7 are three photographs of current directors, placed side by side in the following order, reading left to right.

10.  Photograph of Floris A. Maljers, page 7 of printed proxy.

11.  Photograph of Robert H. Malott, page 7 of printed proxy.

12.  Photograph of Martha R. Seger, page 7 of printed proxy.

On page 8 are two photographs of current directors, placed side by side in the following order, reading left to right.

13.  Photograph of Lawrason D. Thomas, page 8 of printed proxy.

14.  Photograph of Richard D. Wood, page 8 of printed proxy.